February 25, 2005



VIA EDGAR LINK

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

	Re:	Prudential?s Gibraltar Fund, Inc.
		(File No. 811-01660)




Ladies and Gentlemen:


Enclosed please find the Annual Report on Form N-SAR for the above referenced Fund, for the fiscal year ended December 31, 2004. The enclosed is being filed electronically via the EDGAR system.


Yours truly,

/s/Jonathan D. Shain
Jonathan D. Shain
Secretary

Enclosure















This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 25th day of February, 2005.


Prudential?s Gibraltar Fund, Inc.
File No. 811-01660


By: /s/Carlos A. Santiago	By: /s/Jonathan D. Shain
Carlos A. Santiago		Jonathan D. Shain
Paralegal			Secretary